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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2001, relating to the consolidated financial statements and financial statement schedule of ImageX.com, which appears in ImageX.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Seattle, Washington
June 29, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS